Exhibit 99.1

Argo Group Reports 2019 Second Quarter Net Income of
$28.8 Million or $0.83 Per Diluted Share

HAMILTON, Bermuda (August 5, 2019) - Argo Group International Holdings, Ltd. (NYSE: ARGO) today announced financial results for the three and six months ended June 30, 2019.

2019 Second Quarter Recap

Gross Written Premiums $772.9M ↑ 10.0% from Q2 2018	Net Income Per Diluted Share $0.83 ↓ 30.8% from Q2 2018	Adjusted Operating Income Per Diluted Share (1) $0.48 ↓ 49.5% from Q2 2018	Combined Ratio 103.4% ↑ 7.1 pts from Q2 2018	Book Value Per Share $56.28 ↑ 10.6%(1) from Dec. 31, 2018

“For the first half of the year, Argo’s book value per share growth plus dividends paid was 10.6% and our annualized return on shareholders’ equity was 13.1%, which reflects strong contributions from our investment portfolio. We continue to deliver strong shareholder value creation despite some isolated claims volatility impacting the second quarter of 2019,” said Mark E. Watson III, CEO. “Our focus on increasing efficiency through digital enhancements and growing profitable business lines continues to yield positive results, with 10% gross written premium growth in the quarter.”

HIGHLIGHTS FOR THE THREE MONTHS ENDED JUNE 30, 2019	HIGHLIGHTS FOR THE SIX MONTHS ENDED JUNE 30, 2019
●
Net income was $28.8 million or $0.83 per diluted share, compared to net income of $41.8 million or $1.20 per diluted share for the 2018 second quarter.

As recently announced, the 2019 second quarter net income included pre-tax charges of $32.3 million related to an increase in current and prior accident year losses of $10.0 million and $22.3 million, respectively.

In addition, the 2019 second quarter included approximately $7.5 million of expenses associated with proxy solicitation and related activities. These expenses are included in “Other corporate expenses” in the consolidated Financial Highlights below. Given the unique and non-recurring nature of the events that gave rise to these expenses, these costs are not included in the Company’s definition of adjusted operating income and as such, not included in the calculation of the combined ratio as presented in the Financial Highlights below. There were no comparable costs incurred during the 2018 second quarter.

●
Net income was $120.0 million or $3.45 per diluted share, compared to net income of $66.6 million or $1.92 per diluted share for the 2018 six month period.

The 2019 six month period included pre-tax net gains related to changes in the fair value of equity securities of $66.8 million, compared to pre-tax net losses related to changes in the fair value of equity securities of $26.6 million in the 2018 six month period, resulting in a year over year improvement of $93.4 million.

The 2019 six month period was adversely impacted by the previously announced increase in current and prior accident year losses of approximately $32.3 million.

The 2019 six month period also included approximately $8.0 million of expenses associated with proxy solicitation and related activities. These expenses are included in “Other corporate expenses” in the consolidated Financial Highlights below. Given the unique and non-recurring nature of the events that gave rise to these expenses, these costs are not included in the Company’s definition of adjusted operating income and as such, not included in the calculation of the combined ratio as presented in the Financial Highlights below. There were no comparable costs incurred during the 2018 second quarter.

●
Adjusted operating income(1)(2) was $16.8 million or $0.48 per diluted share, compared to adjusted operating income of $32.9 million or $0.95 per diluted share for the 2018 second quarter.

For purposes of calculating adjusted operating income, effective January 1, 2019, the company prospectively decreased its assumed effective tax rate to 15% from 20%.  This change is in response to ongoing tax planning strategies implemented following the 2018 change in U.S. corporate tax rate from 35% to 21%.

●
Adjusted operating income(1)(2) was $58.3 million or $1.68 per diluted share, compared to adjusted operating income of $69.4 million or $2.00 per diluted share for the 2018 six month period.

For purposes of calculating adjusted operating income, effective January 1, 2019, the company prospectively decreased its assumed effective tax rate to 15% from 20%.  This change is in response to ongoing tax planning strategies implemented following the 2018 change in U.S. corporate tax rate from 35% to 21%.

●
Gross written premiums grew 10.0% to $772.9 million, compared to $702.8 million for the 2018 second quarter.  U.S. Operations grew 10.6% to $453.6 million, compared to $410.0 million for the 2018 second quarter.  International Operations grew 9.1% to $319.2 million, compared to $292.6 million for the 2018 second quarter.

●
Gross written premiums grew 8.5% to $1.5 billion, compared to $1.4 billion for the 2018 six month period.  U.S. Operations grew 10.4% to $864.3 million, compared to $782.8 million for the 2018 six month period.  International Operations grew 6.2% to $669.3 million, compared to $630.3 million for the 2018 six month period.

●
The combined ratio was 103.4% compared to 96.3% for the 2018 second quarter. The loss and expense ratios for the 2019 second quarter were 66.0% and 37.4%, respectively, compared to 58.8% and 37.5%, respectively, for the 2018 second quarter.  The current accident year, ex-CAT combined ratio was 96.7%, compared to 96.4% in the 2018 second quarter.

●
The combined ratio was 99.0% compared to 96.1% for the 2018 six month period. The loss and expense ratios for the 2019 six month period were 61.3% and 37.7%, respectively, compared to 58.0% and 38.1%, respectively, for the 2018 six month period.  The current accident year, ex-CAT combined ratio was 95.3%, compared to 95.9% in the 2018 six month period.

●	Catastrophe losses were $6.5 million, compared to $1.7 million for the 2018 second quarter.	●	Catastrophe losses were $12.0 million, compared to $6.0 million for the 2018 six month period.
●	Net unfavorable prior-year reserve development was $22.3 million, compared to favorable prior-year development of $2.4 million in the 2018 second quarter.	●	Net unfavorable prior-year reserve development was $19.8 million, compared to favorable prior-year development of $4.4 million in the 2019 six month period.
●
Net investment income increased 28.9% to $42.8 million, compared to $33.2 million in the 2018 second quarter.

Net investment income on the core portfolio increased 18.9% to $33.3 million, compared to $28.0 million in the 2018 second quarter. This increase was primarily due to an increase in the invested asset base and higher investment yields.

Alternative investments, which are reported on a lag, contributed $9.5 million, compared to $5.2 million in the 2018 second quarter, an increase of 82.7%.

●
Net investment income increased 10.8% to $76.7 million, compared to $69.2 million in the 2018 six month period.

Net investment income on the core portfolio increased 18.1% to $65.3 million, compared to $55.3 million in the 2018 six month period. This increase was primarily due to an increase in the invested asset base and higher investment yields.

Alternative investments, which are reported on a lag, contributed $11.4 million, compared to $13.9 million in the 2018 six month period, a decrease of 18.0%.

●	The quarterly cash dividend was $0.31 per share. The Company did not purchase any shares of its common stock during the 2019 second quarter.	●	For the six month period cash dividends totaled $0.62 per share. The Company did not purchase any shares of its common stock during the 2019 six month period.
●	Book value per share increased 2.5%(1) to $56.28 at June 30, 2019, compared to $55.23 at March 31, 2019.	●	Book value per share increased 10.6%(1) to $56.28 at June 30, 2019, compared to $51.43 at December 31, 2018.
Notes
●	All references to catastrophe losses are pre-tax.
●	For purposes of calculating adjusted operating income, assumed tax rates of 15% and 20% were used for 2019 and 2018, respectively.

(1)    Refer to Non-GAAP Financial Measures below.
(2)    For purposes of calculating adjusted operating income, assumed tax rates of 15% and 20% were used for 2019 and 2018, respectively.

U.S. Operations

•
Gross written premiums in the 2019 second quarter of $453.6 million increased $43.6 million or 10.6% compared to the 2018 second quarter. Growth was achieved across all major lines of business compared to the 2018 second quarter.  The overall increase in gross written premiums reflects an improving rate environment, continued focus on execution of strategic growth plans and digital initiatives, while still executing on appropriate risk selection and exposure management actions.

Net retained premiums (net written premiums as a percentage of gross written premiums) for the 2019 second quarter were 65.1% compared to 67.8% for the 2018 second quarter.  The overall current quarter decrease in the percent of net premiums retained was due in large part to an increase in ongoing strategic use of reinsurance programs, as part of overall risk management initiatives.

•
Net earned premiums in the 2019 second quarter of $284.0 million were up $17.0 million or 6.4% from the 2018 second quarter, driven by the aforementioned growth in gross written premiums partially offset by the increased use of reinsurance.  All major lines of business reported growth in net earned premiums compared to the 2018 second quarter.

•
The loss ratio for the 2019 second quarter was 57.4%, compared to 58.3% for the 2018 second quarter, an improvement of 0.9 points. The lower 2019 second quarter ratio is driven by a 1.3 point improvement in the current accident year ex-CAT loss ratio, an improvement of 0.6 points from an increase in favorable net prior-year reserve development, partially offset by an increase in catastrophe losses which resulted in a 1.0 point deterioration to the overall loss ratio.

•
The current accident year ex-CAT loss ratio for the 2019 second quarter was 57.7%, compared to 59.0% for the 2018 second quarter. The 1.3 point improvement in the current accident year ex-CAT loss ratio was driven by a decline in large property losses, as the 2018 second quarter included a number of discrete non-CAT, weather-related property losses.

•
Net favorable prior-year reserve development for the 2019 second quarter was $5.1 million, compared to $3.1 million in the 2018 second quarter.  The current quarter favorable development related primarily to Liability lines, partially offset by unfavorable development in Professional and Property lines.

•	Catastrophe losses for the 2019 second quarter were $4.2 million compared to catastrophe losses of $1.3 million in the 2018 second quarter.

•
The expense ratio for the 2019 second quarter was 32.3%, a 0.5 point increase compared to the 2018 second quarter (31.8%). The 2019 second quarter reflected higher acquisition costs and continued strategic investments in people and technology, including digital initiatives in support of the aforementioned 10.6% gross written premium growth.

•
Underwriting income for the 2019 second quarter increased 11.4% to $29.4 million, compared to $26.4 million for the 2018 second quarter. The $3.0 million increase in underwriting income is primarily related to an improvement in the current accident year ex-CAT loss ratio, an increase in net favorable prior-year reserve development, an increase in underwriting income related to the growth in net earned premiums, offset by an increase in catastrophe losses and a modest increase in the expense ratio.

International Operations

•
Gross written premiums in the 2019 second quarter of $319.2 million increased $26.6 million or 9.1%, compared to the 2018 second quarter.  This growth was due primarily to Property lines, partially offset by Specialty lines, as Professional and Liability lines approximate the 2018 second quarter writings. Geographically, the growth was primarily due to Bermuda (insurance) and was partially offset by planned decreases in Europe.  The growth in Bermuda related primarily to Property lines as a result of an increase in new business and favorable rate changes.

Net retained premiums (net written premiums as a percentage of gross written premiums) for the 2019 second quarter were 50.1%, compared to 56.4% for the 2018 second quarter.  Consistent with prior quarters, the current quarter decrease in the percent of net premiums retained was due in large part to an increase in ongoing strategic use of reinsurance programs and an increased use of third-party capital, most notably within Property Reinsurance lines.

•
Consistent with net written premiums, net earned premiums in the 2019 second quarter of $147.6 million decreased $2.9 million or 1.9% from the 2018 second quarter.  As noted above, all major lines of business, with the exception of Property, reported growth in net earned premiums compared to the 2018 second quarter.  The decline in Property related to the aforementioned increased use of reinsurance and third-party capital.

•
The loss ratio for the 2019 second quarter was 81.9%, compared to 58.9% for the 2018 second quarter, an increase of 23.0 points. The increase in the loss ratio was due to 17.9 points resulting from $26.4 million of net unfavorable prior-year reserve development in 2019 compared to net favorable prior-year reserves development of $0.5 million in the 2018 second quarter, 1.6 points related to 2019 second quarter catastrophe losses of $2.3 million, and a 3.5 point increase in the current accident year ex-CAT loss ratio.

•
The current accident year ex-CAT loss ratio for the 2019 second quarter was 62.4%, compared to 58.9% for the 2018 second quarter, and increase of 3.5 points. The increase in the loss ratio was primarily related to a number of discrete property and energy losses.

•
Net unfavorable prior-year reserve development for the 2019 second quarter was $26.4 million compared to net favorable prior-year reserve development of $0.5 million. The 2019 unfavorable development related to certain Liability, Property and Specialty lines. The Liability charges related primarily to Bermuda operations, including losses on certain public utilities business, which were previously exited, and to a lesser extent our European and Syndicate 1200 operations.  As it relates to Europe, the adverse development primarily related to certain cover-holders whose contracts were previously terminated.  As it relates to Syndicate 1200, the adverse development related to businesses that we have previously exited or where aggressive remedial underwriting actions have been taken.

•	Catastrophe losses incurred for the 2019 second quarter were $2.3 million, compared to catastrophe losses of $0.4 million for the 2018 second quarter.

•
The expense ratio for the 2019 second quarter was 38.7%, an increase of 1.9 points compared to the 2018 second quarter (36.8%).  The increase expense ratio related to an increase in the acquisition costs at Syndicate 1200 and to a lesser extent Bermuda.  In addition, the 2019 second quarter reflects the effects of increased investment of in technology in support of the aforementioned 9.1% growth in gross written premiums.

•
The underwriting loss for the 2019 second quarter was $30.4 million, compared to underwriting income of $6.4 million for the 2018 second quarter. The $36.8 million decline in underwriting results was due primarily to the quarter over quarter change in net unfavorable prior-year reserve development, an increase in current accident year ex-CAT loss ratio, an increase in catastrophe-related losses.

CONFERENCE CALL
Argo Group management will conduct an investor conference call starting at 10 a.m. EDT on Tuesday, August 6, 2019.

A live webcast of the conference call can be accessed at https://services.choruscall.com/links/argo190806.html. Participants in the U.S. can access the call by dialing (877) 291-5203. Callers dialing from outside the U.S. can access the call by dialing (412) 902-6610. Please ask the operator to be connected to the Argo Group earnings call.

A webcast replay will be available shortly after the live conference call and can be accessed at https://services.choruscall.com/links/argo190806.html. A telephone replay of the conference call will be available through August 13, 2019, to callers in the U.S. by dialing (877) 344-7529 (conference #10133996). Callers dialing from outside the U.S. can access the telephone replay by dialing (412) 317-0088 (conference #10133996).

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
Argo Group International Holdings, Ltd. (NYSE: ARGO) is an international underwriter of specialty insurance and reinsurance products in the property and casualty market. Argo Group offers a full line of products and services designed to meet the unique coverage and claims handling needs of businesses in two primary segments: U.S. Operations and International Operations. Argo Group's insurance subsidiaries are A.M. Best-rated 'A' (Excellent) (first highest rating out of 16 rating classifications) with a stable outlook, and Argo Group's U.S. insurance subsidiaries are Standard and Poor's-rated 'A-' (Strong) with a positive outlook. More information on Argo Group and its subsidiaries is available at www.argolimited.com.

FORWARD-LOOKING STATEMENTS
This press release may include forward-looking statements, both with respect to Argo Group and its industry, that reflect our current views with respect to future events and financial performance. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "expect," "intend," "plan," "believe," “do not believe,” “aim,” "project," "anticipate," “seek,” "will," “likely,” “assume,” “estimate,” "may," “continue,” “guidance,” “objective,” “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” “on track” and similar expressions of a future or forward-looking nature. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond Argo Group's control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of our risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) statutory or regulatory developments including tax policy, reinsurance and other regulatory matters; 6) our ability to implement our business strategy; 7) adequacy of our loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) our ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of Ariel Re and other businesses we may acquire or new business ventures we may start; 15) the effect on our investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; 17) availability of reinsurance and retrocessional coverage, as well as management's response to any of the aforementioned factors and; 18) costs associated with shareholder activism.

In addition, any estimates relating to loss events involve the exercise of considerable judgment and reflect a combination of ground-up evaluations, information available to date from brokers and cedents, market intelligence, initial tentative loss reports and other sources. The actuarial range of reserves and management’s best estimate is based on our then current state of knowledge including explicit and implicit assumptions relating to the pattern of claim development, the expected ultimate settlement amount, inflation and dependencies between lines of business. Our internal capital model is used to consider the distribution for reserving risk around this best estimate and predict the potential range of outcomes. However, due to the complexity of factors contributing to the losses and the preliminary nature of the information used to prepare these estimates, there can be no assurance that Argo Group’s ultimate losses will remain within the stated amount.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in our most recent reports on Form 10-K and Form 10-Q and other documents of Argo Group on file with or furnished to the U.S. Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Argo Group will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Argo Group or its business or operations. Except as required by law, Argo Group undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

NON-GAAP FINANCIAL MEASURES
In presenting the Company's results, management has included and discussed in this press release certain non-generally accepted accounting principles ("non-GAAP") financial measures within the meaning of Regulation G as promulgated by the U.S. Securities and Exchange Commission. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the Company's results of operations in a manner that allows for a more complete understanding of the underlying trends in the Company's business. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles ("U.S. GAAP").

“Underwriting income” is an internal performance measure used in the management of the Company’s operations and represents the net amount earned from underwriting activities (net premiums earned less underwriting expenses and claims incurred). Although this measure of profit (loss) does not replace net income (loss) computed in accordance with U.S. GAAP as a measure of profitability, management uses this measure of profit (loss) to focus our reporting segments on generating underwriting income. The Company presents Underwriting income as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

“Current accident year ex-CAT combined ratio” and the “Current accident year ex-CAT loss ratio" are internal measures used by the management of the Company to evaluate the performance of its' underwriting activity and represents the net amount of underwriting income excluding catastrophe-related charges (impacts to both premiums and losses), the impact of changes to prior year loss reserves and other one-time items that would impact expenses or net earned premiums. Although this measure does not replace the combined ratio it provides management with a view of the quality of earnings generated by underwriting activity for the current accident year.

“Adjusted operating income" is an internal performance measure used in the management of the Company's operations and represents after-tax (at assumed effective tax rates of 15% for 2019 and 20% for 2018) operational results excluding, as applicable, net realized investment gains or losses, net foreign exchange gain or loss, and other similar non-recurring items. The Company excludes net realized investment gains or losses, net foreign exchange gain or loss, and other similar non-recurring items from the calculation of adjusted operating income because these amounts are influenced by and fluctuate in part, by market conditions and other factors that are outside of management’s control. Given the unique and non-recurring nature of the events that gave rise to such costs, “other corporate expenses”, which include certain costs associated with recent proxy solicitation and related activities are not considered part of Adjusted Operating Income.

In addition to presenting net income determined in accordance with U.S. GAAP, the Company believes that showing adjusted operating income enables investors, analysts, rating agencies and other users of the Company's financial information to more easily analyze our results of operations and underlying business performance. Adjusted operating income should not be viewed as a substitute for U.S. GAAP net income.

"Annualized return on average shareholders’ equity" ("ROAE") is calculated using average shareholders' equity. In calculating ROAE, the net income available to shareholders for the period is multiplied by the number of periods in a calendar year to arrive at annualized net income available to shareholders. The Company presents ROAE as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

"Annualized adjusted operating return on average shareholders' equity" is calculated using adjusted operating income (as defined above and annualized in the manner described for net income (loss) available to shareholders under ROAE above) and average shareholders' equity.

The “percentage change in book value per share” included in the 2019 Second Quarter Recap includes (by adding) the effects of cash dividends paid per share to the calculated book value per share for the current period.  This adjusted amount is then compared to the prior period’s book value per share to determine the period over period change. The Company believes that including the dividends paid per share allows users of its financial statements to more easily identify the impact of the changes in book value per share from the perspective of investors.

Reconciliations of these financial measures to their most directly comparable U.S. GAAP measures are included in the attached tables.

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(financial tables follow)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	June 30,	December 31,
	2019	2018
	(unaudited)
Assets
Total investments	$4,877.6	$4,787.0
Cash	182.3	139.2
Accrued investment income	26.7	27.2
Receivables	3,497.5	3,338.2
Goodwill and intangible assets	269.6	270.5
Deferred acquisition costs, net	163.9	167.3
Ceded unearned premiums	593.9	457.7
Other assets	555.2	371.1
Total assets	$10,166.7	$9,558.2

Liabilities and Shareholders' Equity
Reserves for losses and loss adjustment expenses	$4,735.7	$4,654.6
Unearned premiums	1,404.0	1,300.9
Ceded reinsurance payable, net	1,052.8	970.5
Senior unsecured fixed rate notes	139.9	139.8
Other indebtedness	182.3	183.4
Junior subordinated debentures	257.2	257.0
Other liabilities	465.8	305.3
Total liabilities	8,237.7	7,811.5

Total shareholders' equity	1,929.0	1,746.7
Total liabilities and shareholders' equity	$10,166.7	$9,558.2

Book value per common share	$56.28	$51.43

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
FINANCIAL HIGHLIGHTS
CONSOLIDATED
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Gross written premiums	$772.9	$702.8	$1,533.7	$1,413.3
Net written premiums	455.2	443.3	816.1	810.4

Earned premiums	431.7	417.7	852.2	832.4
Net investment income	42.8	33.2	76.7	69.2
Fee and other income	2.1	1.9	4.4	3.9
Net realized investment gains (losses):
Net realized investment (losses) gains	(0.6)	6.2	(2.3)	21.4
Change in fair value of equity securities	12.6	4.3	66.8	(26.6)
Net realized investment gains (losses)	12.0	10.5	64.5	(5.2)
Total revenue	488.6	463.3	997.8	900.3

Losses and loss adjustment expenses	284.8	245.5	522.7	482.7
Underwriting, acquisition and insurance expenses	161.4	156.8	321.6	317.0
Other corporate expenses	7.5	—	8.0	—
Interest expense	9.3	7.8	17.8	15.5
Fee and other expense	1.3	1.6	2.6	3.6
Foreign currency exchange gains	(5.3)	(5.5)	(4.6)	(0.6)
Total expenses	459.0	406.2	868.1	818.2

Income before income taxes	29.6	57.1	129.7	82.1
Income tax provision	0.8	15.3	9.7	15.5
Net income	$28.8	$41.8	$120.0	$66.6

Net income per common share (basic)	$0.84	$1.23	$3.52	$1.96
Net income per common share (diluted)	$0.83	$1.20	$3.45	$1.92

Weighted average common shares:
Basic	34.2	33.9	34.1	33.9
Diluted	34.8	34.7	34.8	34.7

Loss ratio	66.0%	58.8%	61.3%	58.0%
Expense ratio (1)	37.4%	37.5%	37.7%	38.1%
GAAP combined ratio (1)	103.4%	96.3%	99.0%	96.1%
CAY ex-CAT combined ratio (1)	96.7%	96.4%	95.3%	95.9%

(1) "Other corporate expenses" have been excluded from the calculations of the expense ratio, combined ratio, and CAY ex-CAT combined ratio for the three and six months ended June 30, 2019.

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SEGMENT DATA
(in millions)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
U.S. Operations
Gross written premiums	$453.6	$410.0	$864.3	$782.8
Net written premiums	295.3	278.1	543.7	527.1
Earned premiums	284.0	267.0	557.8	529.3

Underwriting income	29.4	26.4	54.2	42.4
Net investment income	29.6	20.7	52.7	43.3
Interest expense	(5.7)	(4.1)	(10.9)	(8.0)
Fee (expense) income, net	(0.1)	(0.5)	0.1	(1.2)
Net income before taxes	$53.2	$42.5	$96.1	$76.5

Loss ratio	57.4%	58.3%	57.0%	58.9%
Expense ratio	32.3%	31.8%	33.3%	33.1%
GAAP combined ratio	89.7%	90.1%	90.3%	92.0%
CAY ex-CAT combined ratio	90.0%	90.8%	90.4%	91.7%

International Operations
Gross written premiums	$319.2	$292.6	$669.3	$630.3
Net written premiums	159.8	165.0	272.3	283.1
Earned premiums	147.6	150.5	294.3	302.9

Underwriting (loss) income	(30.4)	6.4	(21.2)	22.2
Net investment income	11.5	8.4	20.6	17.2
Interest expense	(3.1)	(2.3)	(5.9)	(4.6)
Fee income, net	1.0	0.7	1.7	1.3
Net (loss) income before taxes	$(21.0)	$13.2	$(4.8)	$36.1

Loss ratio	81.9%	58.9%	69.1%	55.4%
Expense ratio	38.7%	36.8%	38.1%	37.2%
GAAP combined ratio	120.6%	95.7%	107.2%	92.6%
CAY ex-CAT combined ratio	101.1%	95.7%	96.7%	93.5%

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF LOSS RATIOS
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
U.S. Operations
Loss ratio	57.4%	58.3%	57.0%	58.9%
Prior accident year loss reserve development	1.8%	1.2%	1.6%	0.8%
Catastrophe losses	(1.5)%	(0.5)%	(1.5)%	(1.1)%
CAY ex-CAT loss ratio	57.7%	59.0%	57.1%	58.6%

International Operations
Loss ratio	81.9%	58.9%	69.1%	55.4%
Prior accident year loss reserve development	(17.9)%	0.3%	(9.2)%	1.1%
Catastrophe losses	(1.6)%	(0.3)%	(1.3)%	(0.2)%
CAY ex-CAT loss ratio	62.4%	58.9%	58.6%	56.3%

Consolidated
Loss ratio	66.0%	58.8%	61.3%	58.0%
Prior accident year loss reserve development	(5.2)%	0.5%	(2.3)%	0.5%
Catastrophe losses	(1.5)%	(0.4)%	(1.4)%	(0.7)%
CAY ex-CAT loss ratio	59.3%	58.9%	57.6%	57.8%

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
NET PRIOR-YEAR RESERVE DEVELOPMENT & CATASTROPHE LOSSES BY SEGMENT
(in millions)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net Prior-Year Reserve Development
(Favorable)/Unfavorable
U.S. Operations	$(5.1)	$(3.1)	$(9.1)	$(4.1)
International Operations	26.4	(0.5)	27.2	(3.3)
Run-off Lines	1.0	1.2	1.7	3.0
Total net prior-year reserve development	$22.3	$(2.4)	$19.8	$(4.4)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Catastrophe Losses
Catastrophe losses:
U.S. Operations	$4.2	$1.3	$8.2	$5.6
International Operations	2.3	0.4	3.8	0.4
Total catastrophe losses	$6.5	1.7	$12.0	$6.0

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF UNDERWRITING (LOSS) INCOME TO NET INCOME
CONSOLIDATED
(in millions)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net income	$28.8	$41.8	$120.0	$66.6
Add (deduct):
Income tax provision	0.8	15.3	9.7	15.5
Net investment income	(42.8)	(33.2)	(76.7)	(69.2)
Net realized investment (gains) losses	(12.0)	(10.5)	(64.5)	5.2
Fee and other income	(2.1)	(1.9)	(4.4)	(3.9)
Interest expense	9.3	7.8	17.8	15.5
Fee and other expense	1.3	1.6	2.6	3.6
Foreign currency exchange gains	(5.3)	(5.5)	(4.6)	(0.6)
Other corporate expenses	7.5	—	8.0	—
Underwriting (loss) income	$(14.5)	$15.4	$7.9	$32.7

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF ADJUSTED OPERATING INCOME TO NET INCOME
CONSOLIDATED
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net income, as reported	$28.8	$41.8	$120.0	$66.6
Income tax provision	0.8	15.3	9.7	15.5
Net income, before taxes	29.6	57.1	129.7	82.1
Add (deduct):
Net realized investment (gains) losses	(12.0)	(10.5)	(64.5)	5.2
Foreign currency exchange gains	(5.3)	(5.5)	(4.6)	(0.6)
Other corporate expenses	7.5	—	8.0	—
Adjusted operating income before taxes	19.8	41.1	68.6	86.7
Provision for income taxes, at assumed rate (1)	3.0	8.2	10.3	17.3
Adjusted operating income	$16.8	$32.9	$58.3	$69.4

Adjusted operating income per common share (diluted)	$0.48	$0.95	$1.68	$2.00

Weighted average common shares, diluted	34.8	34.7	34.8	34.7

(1) For the purpose of calculating Adjusted Operating Income, assumed tax rates of 15% and 20% were used for 2019 and 2018 periods, respectively.

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF SEGMENT INCOME TO NET INCOME
(in millions)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Segment income (loss) before income taxes:
U.S. Operations	$53.2	$42.5	$96.1	$76.5
International Operations	(21.0)	13.2	(4.8)	36.1
Run-off Lines	(1.1)	(0.3)	(0.5)	(1.0)
Corporate and Other	(11.3)	(14.3)	(22.2)	(24.9)
Net realized investment gains (losses)	12.0	10.5	64.5	(5.2)
Foreign currency exchange gains	5.3	5.5	4.6	0.6
Other corporate expenses	(7.5)	—	(8.0)	—
Income before income taxes	29.6	57.1	129.7	82.1
Income tax provision	0.8	15.3	9.7	15.5
Net income	$28.8	$41.8	$120.0	$66.6

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
PREMIUMS BY SEGMENT AND LINE OF BUSINESS
(in millions)
(unaudited)

U.S. Operations	Three months ended June 30, 2019			Three months ended June 30, 2018
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$78.0	$44.1	$33.3	$71.8	$38.4	$32.4
Liability	256.4	173.7	175.4	245.6	173.7	173.8
Professional	75.9	46.1	43.6	55.9	37.3	33.4
Specialty	43.3	31.4	31.7	36.7	28.7	27.4
Total	$453.6	$295.3	$284.0	$410.0	$278.1	$267.0

	Six months ended June 30, 2019			Six months ended June 30, 2018
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$142.2	$51.5	$64.8	$117.4	$56.8	$67.1
Liability	499.0	345.9	353.9	488.7	343.7	345.7
Professional	136.7	81.3	75.4	103.2	69.1	62.5
Specialty	86.4	65.0	63.7	73.5	57.5	54.0
Total	$864.3	$543.7	$557.8	$782.8	$527.1	$529.3

International Operations	Three months ended June 30, 2019			Three months ended June 30, 2018
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$139.0	$57.1	$41.0	$107.5	$51.9	$48.7
Liability	46.4	17.8	26.4	44.7	24.9	24.2
Professional	42.1	26.2	24.6	42.3	24.8	22.8
Specialty	91.7	58.7	55.6	98.1	63.4	54.8
Total	$319.2	$159.8	$147.6	$292.6	$165.0	$150.5

	Six months ended June 30, 2019			Six months ended June 30, 2018
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$294.0	$65.5	$76.6	$261.8	$82.6	$106.7
Liability	93.4	45.4	55.8	91.9	50.5	44.3
Professional	98.0	53.7	53.8	88.7	48.1	48.1
Specialty	183.9	107.7	108.1	187.9	101.9	103.8
Total	$669.3	$272.3	$294.3	$630.3	$283.1	$302.9

Consolidated	Three months ended June 30, 2019			Three months ended June 30, 2018
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$217.0	$101.2	$74.3	$179.3	$90.3	$81.1
Liability	302.9	191.6	201.9	290.5	198.8	198.2
Professional	118.0	72.3	68.2	98.2	62.1	56.2
Specialty	135.0	90.1	87.3	134.8	92.1	82.2
Total	$772.9	$455.2	$431.7	$702.8	$443.3	$417.7

	Six months ended June 30, 2019			Six months ended June 30, 2018
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$436.2	$117.0	$141.4	$379.2	$139.4	$173.8
Liability	592.5	391.4	409.8	580.8	394.4	390.2
Professional	234.7	135.0	129.2	191.9	117.2	110.6
Specialty	270.3	172.7	171.8	261.4	159.4	157.8
Total	$1,533.7	$816.1	$852.2	$1,413.3	$810.4	$832.4

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
COMPONENTS OF NET INVESTMENT INCOME
CONSOLIDATED
(in millions)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net investment income, excluding alternative investments	$33.3	$28.0	$65.3	$55.3
Alternative investments	9.5	5.2	11.4	13.9
Total net investment income	$42.8	$33.2	$76.7	$69.2

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SHAREHOLDER RETURN ANALYSIS
(in millions, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net income	$28.8	$41.8	$120.0	$66.6
Adjusted operating income (1)	16.8	32.9	58.3	69.4

Shareholders' Equity - Beginning of period	$1,880.6	$1,787.4	$1,746.7	$1,819.7
Shareholders' Equity - End of period	1,929.0	1,797.1	1,929.0	1,797.1
Average Shareholders' Equity	$1,904.8	$1,792.3	$1,837.9	$1,808.4

Shares outstanding - End of period	34.278	34.015	34.278	34.015

Book value per share	$56.28	$52.83	$56.28	$52.83
Cash dividends paid per share during 2019	0.31		0.62
Book value per share, June 30, 2019 - including cash dividends paid	$56.59		$56.90

Book value per share, prior period (2)	$55.23		$51.43
Change in book value per share during 2019 (2)	2.5%		10.6%

Annualized return on average shareholders' equity	6.0%	9.3%	13.1%	7.4%
Annualized adjusted operating return on average shareholders' equity	3.5%	7.3%	6.3%	7.7%

(1) For the purpose of calculating Adjusted Operating Income, assumed tax rates of 15% and 20% were used for the 2019 and 2018 periods, respectively.

(2) The percentage change in book value per share is calculated by including cash dividends of $0.31 per share and $0.62 per share paid to shareholders during the three and six months ended June 30, 2019, respectively. This adjusted amount (Book value per share, including dividends) is then compared to the book value per share as of March 31, 2019 and December 31, 2018, respectively, to determine the change for the three and six months ended June 30, 2019.

Contact:

Brett Shirreffs Interim Head of Investor Relations 212.607.8830 brett.shirreffs@argogroupus.com	David Snowden Senior Vice President, Communications & Media 210.321.2104 david.snowden@argogroupus.com

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